Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to incorporation by reference in this Prospectus constituting a part of this Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-268482) of our report dated March 29, 2023, relating to the financial statements which appear in Coya Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/ s/ WEAVER AND TIDWELL, L.L.P.

Austin, Texas

May 5, 2023